Exhibit 99.1

Previously Announced Restatement Completed with No Impact on Cash Position

      BRISBANE, Calif.--November 20, 2003.--VaxGen, Inc. (Nasdaq: VXGN) today announced financial results for the third quarter ended September 30, 2003, reporting a significant increase in revenue and a decrease in losses, primarily as a result of the company's anthrax vaccine development contract. VaxGen also provided details about a previously announced restatement of financial results for 2001, 2002 and the first two fiscal quarters of 2003, which occurred primarily as a result of revisions to its accounting treatment for certain common stock warrants and beneficial conversion features relating to a 2001 preferred stock financing. The restatement had no impact on the company's cash position.

Third-Quarter Results

      Revenue for the most recent quarter totaled $5.7 million, compared to $132,000 in the quarter ended September 30, 2002.

      The company reported a consolidated net loss applicable to common stockholders of $7.7 million, or 37 cents per share, for the quarter ended September 30, 2003, compared to a restated net loss applicable to common stockholders of $9.5 million, or 66 cents per share, in the comparable quarter of 2002.

      On a non-GAAP basis, which excludes non-cash charges related to VaxGen's convertible preferred stock and warrants to purchase common stock, the company reported a consolidated net loss of $7.4 million, or 36 cents per share, for the quarter ended September 30, 2003, compared to a net loss of $8.7 million, or 60 cents per share, in the comparable quarter of 2002. A reconciliation of non-GAAP results to GAAP results is provided in the financial information attached to this press release.

      For the nine months ended September 30, 2003, the company reported revenue of $9.7 million, compared to $370,000 during the same nine months of 2002. The consolidated net loss applicable to common stockholders for the nine months ended September 30, 2003 was $19.4 million, or $1.08 per share, compared to a restated net loss applicable to common stockholders of $23.9 million, or $1.66 per share, during the same period of 2002.

      On a non-GAAP basis, which excludes non-cash charges related to VaxGen's convertible preferred stock and warrants to purchase common stock, the company reported a consolidated net loss of $16.2 million, or 90 cents per share, for the nine months ended September 30, 2003. That compares to a non-GAAP net loss of $21.5 million, or $1.49 per share, for the same period in 2002.

      VaxGen uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. VaxGen's management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information presented in accordance with GAAP. VaxGen computes its non-GAAP financial measure of net loss by adjusting the net loss applicable to common stockholders to exclude the impact of non-cash charges related to its convertible preferred stock and warrants. Management does not consider these charges to be a normal component of its expenses related to ongoing operations. These non-GAAP financial measures may not be consistent with the presentation of similar companies in VaxGen's industry. However, VaxGen presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate VaxGen's operating results in a manner that focuses on what it believes to be its ongoing business operations.

      VaxGen had $6.8 million in cash and investment securities as of September 30, 2003, compared to $14.6 million as of June 30, 2003, the end of the previous quarter. The company believes that its existing cash and cash equivalents as of September 30, 2003, together with cash receipts expected to be generated from its existing contracts and grants from the National Institutes of Health, will enable VaxGen to meet its forecasted expenditures through the first quarter of 2004. VaxGen expects its net cash burn to decrease in the fourth quarter of 2003 because of anticipated cash collections from its government contracts to develop an anthrax vaccine and other sources. However, the company will need to raise additional funds to support its product development programs, other business opportunities and general operations.

Restatement

      VaxGen has restated its financial results for 2001, 2002 and the first two fiscal quarters of 2003. The restatement is primarily the result of revisions to the accounting treatment for certain common stock warrants and beneficial conversion features relating to VaxGen's Series A Redeemable Convertible Preferred Stock financing in May 2001. The net loss applicable to common stockholders increased by $1.8 million for the two-year period ended December 31, 2002 as a result of the non-cash charge associated with the restatement, compared to amounts previously reported by VaxGen.

      The restatement for the fiscal years 2001 and 2002 has been filed on a Form 10-K/A for the year ended December 31, 2002. The restatement for the first quarter of fiscal 2003 has been filed on Form 10-Q/A for the three months ended March 31, 2003, and the restatement for the second quarter of fiscal 2003 has been filed on Form 10-Q/A for the three months ended June 30, 2003. These forms can be found at the Information Center in the Investor Relations section of VaxGen's web site at http://www.vaxgen.com. The restatement has resulted in the following adjustments to VaxGen's financial statements.

      -- VaxGen reclassified $3.5 million from stockholder's equity to a current liability as of May 23, 2001. The $3.5 million represents the initial value assigned to warrants issued in connection with the Series A financing.

      -- Beginning on June 30, 2001 and in each subsequent quarter, the restated financial statements reflect a non-cash expense or credit and a corresponding change in current liabilities based on the change in fair market value of the warrants measured as of the end of each quarter.

      -- The value of the beneficial conversion features associated with the preferred stock, which totals $12.7 million, was originally recorded as a beneficial conversion feature charge of

            $734,000 in 2001, $11.1 million in 2002, and $893,000 in the second quarter of 2003. As restated, these amounts have been reclassified as a discount to the Redeemable Convertible Preferred Stock and have been amortized over the period from the issuance of the preferred stock and warrants through the mandatory redemption date, May 23, 2004. Upon conversion of the preferred stock, the pro-rata portion of the unamortized beneficial conversion features have been immediately recognized as a beneficial conversion charge. All of the remaining preferred stock was converted to common stock during the third quarter of this year.

      -- In the second quarter of 2003, VaxGen properly reflected $606,000 of costs incurred for validation procedures related to the company's manufacturing facility, VaxGen-Celltrion, Inc. As restated, this amount has been capitalized as property and equipment.

Recent Highlights

      -- VaxGen received an $80.3 million contract on September 30 to continue development of its recombinant Protective Antigen anthrax vaccine candidate, rPA102. The contract from the National Institute of Allergy and Infectious Diseases (NIAID) will fund two Phase II trials, additional animal studies, manufacturing scale-up and validation, and production of 3 million doses of the vaccine candidate.

      -- VaxGen completed the vaccination of all volunteers associated with its Phase I trial for rPA102. Preliminary results from the trial were submitted as part of the company's bid for the $80.3 million contract.

      -- VaxGen signed a license agreement with the U.S. Army Medical Research Institute of Infectious Diseases (USAMRIID) that gives VaxGen exclusive, worldwide rights to develop and commercialize a recombinant anthrax vaccine candidate based on technology developed by USAMRIID. It is the same technology VaxGen is using to develop rPA102 under contracts from the NIAID. VaxGen's rights are subject to royalty and milestone payments to USAMRIID. The agreement is also subject to certain rights retained by the government.

      -- VaxGen and the Health Protection Agency (HPA) for England and Wales signed a binding letter of intent (LOI) to negotiate terms under which VaxGen would license United Kingdom (U.K.) rights to, and transfer technology for rPA102 to HPA. The agreement would give HPA the right to manufacture the vaccine in the U.K. as well as to market the vaccine there and possibly to other territories. The LOI envisages that VaxGen will continue to manufacture rPA102 in the U.S. and HPA would establish manufacture in the U.K., with each party acting as a back-up supplier of anthrax vaccine to the other, thus increasing the supply security of this strategically important product. VaxGen would receive a royalty on sales of rPA102, if it is approved by the U.K. regulatory authority. The royalty payable to VaxGen may be supplemented by reciprocal rights to product technologies under development by HPA.

      -- VaxGen initiated the first in what is expected to be at least four animal studies to determine the efficacy of a safer smallpox vaccine that the company intends to license for use in the United States and potentially elsewhere. VaxGen is developing the vaccine, LC16m8, in cooperation with the Chemo-Sero-Therapeutic Research Institute (Kaketsuken) of Kumamoto, Japan. VaxGen intends to initiate clinical trials of the vaccine next year with the goal of responding, beginning in 2004, to potential U.S. government contracts for the purchase of attenuated smallpox vaccine. According to estimates by the Congressional Budget Office, the U.S. government intends to spend $1.9 billion on such a vaccine during the next 10 years.

VaxGen will hold a conference call and web cast today to review this press release. VaxGen will be discussing additional financial and statistical information during the call. Participants are asked to dial in to the live call five minutes before the start of the presentation. The following phone numbers will provide access to the call or a taped version, which will be available until the announcement of VaxGen's next quarterly financial call.

    Live Call: Domestic:      800 404-1354
               International: 706-643-0825
               No passcode required.

    Replay:    Domestic:      800-642-1687
               International: 706-645-9291
               Passcode:      3332128

The webcast can be found by clicking on "Third-Quarter Conference Call and Webcast" under "Events/Webcasts" in the Investor Relations section of VaxGen's web site at http://www.vaxgen.com/invest. This will bring up a window from CCBN. Then, click on the webcast link to view the accompanying slide presentation.

    About VaxGen

VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious disease. Based in Brisbane, Calif., the company is developing preventive vaccines against anthrax and smallpox. The company is also the largest shareholder in Celltrion, Inc., a joint venture formed to build operations for the manufacture of biopharmaceutical products, including those from VaxGen, should they be licensed. For more information, please visit the company's web site at: http://www.vaxgen.com.

NOTE: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation, projections of future cash balances and revenue and statements regarding the company's future capital resources, the timing and progress of completion of development efforts for VaxGen's anthrax or smallpox vaccine candidates; future uses of its manufacturing subsidiary; the Company's ability to obtain future government contracts; the timing and progress of U.S. government spending on biodefense vaccines; These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2003, under the heading "Risk Factors," and the company's Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on November 19, 2003, under the heading "Business" for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

VaxGen, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except for per share data)

                                    Quarter              Quarter              Nine Months          Nine Months
                                    Ended                Ended                Ended                Ended
                                    Sept. 30,            Sept. 30,            Sept. 30             Sept. 30,
                                    2003                 2002                 2003                 2002
                                                         (As Restated)        (As Restated)        (As Restated)
 Revenues:
 Contract revenue                   $  5,612             $    132             $  9,289             $    370
 Related party revenue                   132                   --                  439                   --
   Total revenue                       5,744                  132                9,728                  370

Operating Expenses:

  Research and
   development                        (5,877)              (4,942)             (15,238)             (13,898)
  General and
    administrative                    (4,363)              (3,608)             (12,828)              (9,677)

 Loss from operations                 (4,496)              (8,418)             (18,338)             (23,205)

 Other income, net                    (2,931)                (286)               1,499                1,731

 Net loss before
  minority interest                   (7,427)              (8,704)             (16,839)             (21,474)

 Minority interest
  in subsidiary                           41                   --                  625                   --

 Net loss                             (7,386)              (8,704)             (16,214)             (21,474)

 Charges attributable
  to redeemable
  convertible preferred
  stock                                 (323)                (827)              (3,187)              (2,420)

 Net loss applicable
  to common
  stockholders                      $ (7,709)            $ (9,531)            $(19,401)            $(23,894)

 Net loss per share,
  basic and diluted (A)             $  (0.36)            $  (0.60)            $  (0.90)            $  (1.49)

 Net loss per share
  applicable to common
  stockholders, basic
  and diluted                       $  (0.37)            $  (0.66)            $  (1.08)            $  (1.66)

 Weighted average shares
  used in computing
  basic and diluted
  loss per share                      20,561               14,472               17,939               14,378

      (A) Non-GAAP "Net loss per share, basic and diluted" was calculated by dividing "Net loss" by "Weighted average shares used in computing basic and diluted loss per share."

     VaxGen, Inc.
     Condensed Consolidated Balance Sheets (unaudited)
     (In thousands)
                                                             September 30,      December 31,
                                                             2003               2002
                                                                                (As Restated)
Assets:
Cash and investment securities                               $ 6,828            $18,021
Accounts receivable (contracts and related party)              3,414              1,742
Deferred costs                                                 1,693              1,379
Property and equipment, net                                   17,808              3,309
Other assets                                                   5,593              3,586

Total Assets                                                 $35,336            $28,037


Liabilities and Stockholders' Equity:
Current liabilities                                          $14,293            $14,450
Deferred revenues                                              5,729                917
Other liabilities                                                517                606
Minority interest in subsidiary                                6,050                 --

Redeemable convertible preferred stock                            --              1,497
Stockholders' equity                                           8,747             10,567

Total Liabilities and Stockholders' Equity                   $35,336            $28,037

                                     VAXGEN
                      112003 3Q 03 Earnings Release Tables
                                   QTR by QTR

                                   Quarter              Quarter              Quarter              Nine Months
                                   Ended                Ended                Ended                Ended
                                   March 31,            June 30,             Sept. 30,            Sept. 30,
                                   2003                 2003                 2003                 2003
Revenues:
Contract revenue                   $  1,112             $  2,565             $  5,612             $  9,289
Related party revenue                   101                  206                  132                  439
Total revenue                         1,213                2,771                5,744                9,728

Operating Expenses:

Research and
 development                         (4,025)              (5,336)              (5,877)             (15,238)
General and
 administrative                      (3,909)              (4,010)              (4,363)             (12,282)

Loss from operations                 (6,721)              (6,575)              (4,496)             (17,792)

Other income, net                     5,148                 (848)              (2,931)               1,369

Net loss before
 minority interest                   (1,573)              (7,423)              (7,427)             (16,423)

Minority interest
 in subsidiary                           --                  168                   41                  209

Net loss                             (1,573)              (7,255)              (7,386)             (16,214)

Charges attributable
 to redeemable
 convertible preferred
 stock                                 (464)              (2,400)                (323)              (3,187)

Net loss applicable to
 common stockholders               $ (2,037)            $ (9,655)            $ (7,709)            $(19,401)

Net loss per share,
 basic and diluted (A)             $  (0.10)            $  (0.42)            $  (0.36)            $  (0.90)

Net loss per share
 applicable to common
 stockholders, basic
 and diluted                       $  (0.13)            $  (0.56)            $  (0.37)            $  (1.08)

Weighted average shares
 used in computing
 basic and diluted
 loss per share                      15,846               17,358               20,561               17,939

(A) Non-GAAP "Net loss per share, basic and diluted" was calculated by dividing "Net loss" by "Weighted average shares used in computing basic and diluted loss per share."

SOURCE VaxGen, Inc.

Lance Ignon, Vice President
Corporate Communications
VaxGen
650-624-1041